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                              LIST OF SUBSIDIARIES                    EXHIBIT 21
                          OF HERITAGE MEDIA CORPORATION



     NAME OF SUBSIDIARY                                   STATE OF INCORPORATION
     ------------------                                   ----------------------

 1.  Heritage Media, Inc.                                         Delaware
 2.  Heritage Media Services, Inc.                                  Iowa
 3.  Heritage Broadcasting Group, Inc.                              Iowa
 4.  Rollins Telecasting, Inc.                                    Delaware
 5.  WCHS, Ltd.                                                     Iowa
 6.  WEAR-TV, Ltd.                                                  Iowa
 7.  Heritage-Wisconsin Broadcasting Corporation                  Wisconsin
 8.  WIL Music, Inc.                                              Missouri
 9.  WBBF, Inc.                                                   New York
10.  KKSN, Inc.                                                   Delaware
11.  Supermarket Radio Network, Inc.                               Georgia
12.  ACTMEDIA, Inc.                                               Delaware
13.  Channel 25 Acquisition Corporation                           Delaware
14.  Heritage Media Management, Inc.                                Iowa
15.  WNNE-TV                                                       Vermont
16.  KOKH, Inc.                                                   Delaware
17.  KCFX-FM, Inc.                                                  Iowa
18.  WVAE-FM, Inc.                                                  Iowa
19.  ACTMEDIA Canada                                               Canada
20.  BLS Retail Resource Group                                     Canada
21.  Evergreen Trading Company, Inc.                             Connecticut
22.  Actmedia New Zealand                                        New Zealand
23.  Actmedia Australia                                           Australia
24.  Strategium Media, Inc.                                        Canada
25.  ACTMEDIA Properties, Inc.                                    Delaware
26.  ACTMEDIA Services, Inc.                                      Delaware
27.  ACTMEDIA Group, Inc.                                         Delaware
28.  Heritage GP, Inc.                                            Delaware
29.  HMLP, LTD                                                      Texas
30.  DIMAC Marketing Corporation                                  Delaware
31.  DIMAC Direct Inc.                                            Missouri
32.  Palm Coast Data Inc.                                         Missouri
33.  The McClure Group Inc.                                       Missouri
34.  Heritage Tennessee, LP                                      Tennessee
35.  KIHT-FM, Inc.                                                Missouri
36.  MBS/Multimode, Inc.                                          Missouri
37.  Wilcox & Associates Inc.                                     Missouri
38.  KCET/DIMAC Communications LLC                                Delaware


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